Exhibit 8.1

Subsidiary	Jurisdiction of Incorporation

Golar Gas Holding Company Inc.	Republic of Marshall Islands
Golar Maritime (Asia) Inc.	Republic of Liberia
Gotaas-Larsen Shipping Corporation	Republic of Marshall Islands
Oxbow Holdings Inc.	British Virgin Islands
Faraway Maritime Shipping Company (60% ownership)	Republic of Liberia
Golar LNG 2215 Corporation	Republic of Marshall Islands
Golar LNG 1444 Corporation	Republic of Liberia
Golar LNG 1460 Corporation	Republic of Marshall Islands
Golar LNG 2220 Corporation	Republic of Marshall Islands
Golar LNG 2234 Corporation	Republic of Liberia
Golar LNG 2226 Corporation	Republic of Marshall Islands
Golar LNG 2216 Corporation	Republic of Marshall Islands
Golar International Ltd.	Republic of Liberia
Gotaas-Larsen International Ltd.	Republic of Liberia
Golar Maritime Limited	Bermuda
Golar Management (UK) Limited	United Kingdom
Golar Freeze (UK) Limited	United Kingdom
Golar Khannur (UK) Limited	United Kingdom
Golar Gimi (UK) Limited	United Kingdom
Golar Hilli (UK) Limited	United Kingdom
Golar Spirit (UK) Limited	United Kingdom
Golar 2215 (UK) Limited	United Kingdom
Golar Winter (UK) Limited	United Kingdom
Golar 2226 (UK) Limited	United Kingdom
Golar FSRU 1 Corporation	Republic of Marshall Islands
Golar FSRU 2 Corporation	Republic of Marshall Islands
Golar FSRU 3 Corporation	Republic of Marshall Islands
Golar Offshore Toscana Limited	Cyprus
Golar Energy Limited	Cyprus